CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent  public  accountants,  we hereby consent to the  incorporation by reference in this Form N-1A filing of our report dated June 22, 2001 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 9 Form N-1A filing.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
September 26, 2001